SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2007

WAVE URANIUM HOLDING

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

          333-137613

71-1026782

(Commission File Number)

(IRS Employer Identification No.)

5348 Vegas Drive, Suite 228, Las Vegas, NV

89108

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (702) 939-8029.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

As previously reported in a Current Report dated June 18, 2007, Wave Uranium Holding (“Wave” or the “Registrant”) acquired all of the capital stock of Wave Uranium, a Nevada corporation (“Wave Nevada”), in exchange for 2,666,667 newly issued shares of common stock.  The Registrant’s Form 8-K dated June 18, 2007 disclosed that Wave Nevada, incorporated March 16, 2007,  had never engaged in business and had no business at that time, but intended to enter the uranium exploration and development business. Wave’s only activities as of June 18, 2007 had been incorporation and entering into employment agreements with its officers. At this time the Registrant has further developed its business plan and is provided more information by means of this Current Report.

General

When used in this Form 8-K, the words "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties, including those set forth below under "Risks and Uncertainties," that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof. The Registrant expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based. This discussion should be read together with the financial statements and other financial information included in this Form 8-K.

The Registrant was originally organized under the name Iron Link Ltd. on May 31, 2006 to test and develop IPTV based ethnic media services. The Registrant raised $48,192 in a registered public offering from the sale of 30,120,000 shares of common stock, but expended these funds without being able to attain revenues. In June 2007 the Registrant lacked the cash to further develop its business and had negative stockholders’ equity. Management agreed to sell its 75,000,000 shares of common stock to Norman Maier on June 18, 2007, and the IPTV assets were disposed of.  Concurrently with the change of control, and immediately prior to the disposal of the IPTV assets, the Registrant issued 40,000,005 shares of common stock to acquire Wave Nevada from Mr. Maier. On September 26, 2007, Mr. Maier cancelled the 75,000,000 shares he had acquired from former management, resulting in  70,120,005 shares outstanding (All share numbers herein give effect to a 15-for-1 stock dividend effected on July 30, 2007.)  On June 22, 2007 the registrant amended its Articles of Incorporation to change its name to Wave Uranium Holding. On July 13, 2007 the Articles of Incorporation were further amended to increase the number of authorized shares of common stock from 75 million to 145 million and to authorize the issuance of 5 million shares of preferred stock.

Since June 2007 the Registrant has been developing its business plan and has identified some properties of interest.

Exploration and Growth Strategy

The overarching objectives of Wave are to acquire land positions in areas of significant uranium resource potential by a systematic and rational screening process, then explore and develop those properties to produce uranium ore. Wave recognizes two key components to a productive exploration program, 1) geologic models that can be tested by drilling and developed into predictive tools, and 2) effective database management. Geologic models (of sandstone-type deposits, for example) involve a combination of sedimentology of the host rock, mineralogic indicators of alteration history, paleohydrologic constraints, and much more. These models, or guiding concepts, must be grounded in actual data and fact, requiring effective feedback from an appropriately structured information management system if they are to be applied on a regional basis. Sound decisions on land acquisitions, disposition of held properties, and subsurface targeting are fundamentally dependent on the vision of the exploration geologist and his/her ability to process essential information that can be massive in scope and content. Wave seeks to minimize the financial burden of land acquisitions from external parties, choosing instead to develop exploration plays in-house.

Historically, most radioactive mineral discoveries were made at outcrops of mineralized rock units by prospectors using Geiger counters or similar gamma- or beta-ray detectors. Countless uranium occurrences have been explored by small-scale mining beginning at the point of discovery and guided by ore grade only. Because of the inherently higher risk and cost associated with exploratory drilling, a conceptual model for favorability is mandatory as the basis for targeting decisions.

Just as petroleum geologists have historically targeted reservoir rocks in structurally favorable locations, uranium geologists have long known that favorable environments can be systematically explored. However, unlike petroleum accumulation, uranium enrichment is most commonly the result of geochemical processes unrelated to present-day structure or hydrology. Petroleum geologists minimize risk associated with drilling a “wildcat” well using a variety of geophysical techniques. Because robust conceptual models have not been available to uranium geologists, the risks associated with exploratory drilling for uranium have historically been far greater. Wave’s geoscience team will utilize sound, robust conceptual genetic models to evaluate targets, thereby minimizing risk.

The competitive advantage that Wave presents is a unique ability to integrate mappable data from fluvial sedimentology, groundwater models and instrumental methods to guide the discovery of new Colorado-Plateau type ores. Wave’s technical team is structured to systematically process and interpret natural tracers and environmental indicators in a rational approach to locating intersections of favorable host rocks with favorable hydrologic settings.

Wave’s long-term strategic vision is to develop sufficient reserves of mineable uranium to ensure the company’s long-term profitability, and to balance exploration costs with lower-risk sources of revenue so the exploration component can be sustained indefinitely.

A study of the most successful companies operating in the 21st-Century uranium boom shows that all of them share two qualities: they are aggressive and focused. Companies that have succeeded in this competitive environment have chosen to focus on particular deposit types, mining methods, or geographic areas. Once companies have developed their unique, proprietary exploration models for the deposit types of choice, they pursue property positions aggressively through acquisitions from other companies or by conducting primary exploration of their own. In the near term, Wave has chosen to focus on sandstone-type uranium deposits in the Colorado Plateau. Although many ages of rock host small or subeconomic quantities of uranium, the major producers in the Colorado Plateau have been the Salt Wash Member of the Morrison Formation and the Moss Back Member of the Chinle Formation. Wave has assembled the ideal team of key geoscientists to explore for deposits of these types: a geochemist, a hydrogeologist, and a sedimentologist. The Salt Wash has been studied since the time of Mme Curie. Reams of geological and geochemical information have been compiled over the years; the most current theories for origin of Salt Wash type deposits seem to point to a two-solution model that requires a very specific hydrologic regime in order to form uranium deposits. However, although the current models depend strongly on the hydrologic relationships of the source and host rocks, none of the current models have been tested and refined by hydrogeologists. We propose to calibrate and refine existing models for the formation of Salt Wash and other sandstone ores by defining the specific hydrologic regimes in which they occur. Then, we will find analogs to those hydrologic regimes in other Colorado Plateau sedimentary environments that may have been overlooked by other explorationists. That will enable us to develop unique prospects that might be missed by other companies whose models use geology and geochemistry alone.

The deeper channel-controlled rocks at the base of the Chinle Formation host numerous ore bodies in the region, and others probably exist in the huge Cottonwood paleovalley system between Lisbon Valley and the San Rafael Swell. The Chinle is a second "favorable environment" that we may (and probably will) choose to concentrate on. Certainly, other favorable environments and areas will present themselves as the exploration program evolves. Wave will acquire properties as opportunities present themselves, and conduct primary exploration in and around known deposit trends or extensions of known trends. Wave’s ideally balanced geoscience team can evaluate properties quickly and effectively, ensuring that promising properties are staked or acquired quickly and that marginal or unfavorable properties are rejected quickly, thereby providing the most efficient use of the company’s resources.

Analysis and acquisition of properties and data will provide continual calibration of the company’s exploration models.

Wilson Creek

Wave has optioned claims known as Wilson Creek in Gila County, Arizona. The project includes 10 claims centered on Wilson Creek Canyon including ore indications visible in the deep canyon. These 10 claims were previously explored by Westinghouse Wyoming Mineral Corporation and were inferred to have possible uranium mineralization of 250,000 pounds of U308. (Note: mining claims are generally classified as either proven, probable, possible or  speculative.)  These claims surround the Shepp #2 mine, which had historic production of less than 100 tons of ore in the 1950s. The uranium deposits in the Dripping Spring quartzite in Gila County, Arizona, of which the Wilson Creek area is a small part, have been called “a model for the intermediate stages of uranium concentration, situated between sedimentary low-grade deposits and highly remobilized and concentrated deposits, such as those found in the Alligator Rivers region of Australia” (Nutt, 1981).

Uranium was first discovered in the region in 1950 and was first mined in 1953. The true areal extent of the uranium deposits in the region was first discovered by a Manhattan Project-era airborne radiometric survey (Magleby and Mead, 1955). Wave intends to perform drilling and exploration activity on these claims commencing in the last months of 2007.

 The terms of the option are for an initial payment of $25,000  and 200,000 shares of restricted common stock and annual payments under the following schedule:

Payment Due Date

     Cash

Shares

September 1, 2008

            US$50,000

200,000

September 1, 2009

            US$50,000

200,000

September 1, 2010

US$50,000

200,000

September 1, 2011                  US$100,000

200,000

Wave is evaluating additional claims and projects for acquisition, depending on the availability of funds and opportunities presented to it. See following section.

Strategic Plan

As a short-term goal, Wave intends to establish significant land positions in areas underlain by the Salt Wash Member of the Morrison Formation, and the Moss Back

Member of the Chinle Formation, in the Utah-Colorado region. The Wilson Creek area of northeastern Arizona is also being considered for acquisition, pending additional review.

As screening tools, Wave is using the massive and internally consistent database developed by the National Uranium Resource Evaluation (NURE), in conjunction with other resources such as BLM’s Public Lands Survey System (PLSS) and LR2000 claims databases. As holdings accumulate, exploration plans will be developed based on a combination of radiometric surveys, outcrop mapping, and environmental considerations.

A second short-term goal is to establish strategic alliances with “friendly” companies exploring the same sedimentary environments in the region. We have preliminary discussions for data-sharing agreements with Universal Uranium and Atomic Minerals, in particular, which can  provide a wealth of reference data from their drilling programs and radon-gas studies, and they will benefit from Wave’s regional studies and consistent data sets.

Long-term goals focus on subsurface exploration of our own properties or unknown subsurface environments and rely on the conceptual models and data management tools described above. Drilling relatively deep targets in unexplored channel environments is the likely focus, as we barter less favorable land positions and exercise buy-in options as opportunities arise. We anticipate an exploration database that can accrue value as it improves the success rate of exploration activities.

Risk Mitigation

Given the inherently high risks associated with uranium exploration, which we fully acknowledge, it is essential that profit centers be established within Wave to sustain a prolonged drilling effort. Land banking, data banking, water rights, and in-house drilling capabilities meet this need for a revenue stream to offset drilling costs.

Because the Wave technical team is fully capable of identifying favorable areas and performing property evaluations, claims acquisitions from land vendors will be the exception rather than the rule. As our portfolio of claims holdings builds, there will be opportunities to sell off exploration rights, and sound geologic reasoning to justify the asking price for each parcel. Wave thereby taps into the profit potential being realized by land vendors, whose successes are usually due to a good “story” associated with their holdings.

The value of the exploration database we propose to assemble should not be underestimated. Components will include geochemical and hydrologic information, logging data, stratigraphic interpretations, and much more. As we narrow our focus over time to specific geographic areas, there will be information from a much larger region that a competitor would find very costly to replicate. An appropriately structured data services component of Wave will provide fee-based access to our proprietary databases in a secured environment, allowing clients to realize significant savings in their exploration activities.

Water shortages in recent years highlight the value of water rights holdings; the southern

Nevada region is a prime example. As population centers expand, industries continue to seek areas with reliable water and power. Mineral exploration generally provides very poor hydrologic records, as does the oil and gas industry. Competent water-resource assessments,

done in conjunction with our exploration program at minimal incremental cost, will occasionally identify “new” sources of water that can be appropriated under Utah (or other state) water law.

A permit to put groundwater to beneficial use has several years duration before Proof of Use is required, allowing a permit to be bartered. By anticipating the possibility that any of our exploration boreholes could be used to demonstrate water-resource potential in a “dry” area, we will be prepared to exercise our rights under State water law and profit accordingly.

Recognizing that a severe mid-size rig shortage exists due to demand for groundwater and “boom” conditions in both the oil/gas and mineral industries, Wave intends to carefully review costs and benefits of establishing an in-house drilling capability. Short term drilling requirements of our associates Atomic Minerals and Universal Uranium total in the millions of dollars, and their access to appropriate drilling equipment in a suitable time frame is not assured.

Wave will gain exclusive access to that very large, existing market if Memoranda of Agreement with Atomic and Universal are secured. Existing demand for drilling services is sufficient to fully subsidize perhaps $1.5M in drilling equipment that Wave would ultimately own unencumbered, dramatically reducing the costs of exploration and providing a revenue stream as needed via contract drilling. To that end, discussions with the parties are underway concerning equipment options and structuring of agreements.

Financial Plan of Operation

Wave has been funded from the proceeds of notes from shareholders or other lenders. Currently our general and administrative expenses are $10,000 to $15,000 per month, and we have needs for cash for drilling and exploration activities and also for acquisition costs.

Wave borrowed $51,000 in July 2007 secured by all of  its assets and a pledge of the shares of the control shareholder. The loan was due September 30, 2007 and bears interest at a rate of 12%. Wave agreed to issue 51,000 shares of common stock in connection with the loan. Loan proceeds were used to obtain the option on Wilson Creek and for general and administrative expenses. In October 2007 the lender agreed to extend the due date until October 31, 2007 and to loan an additional $100,000.

Wave borrowed $300,000 from three lenders on September 25, 2007 to finalize acquisition of control from the former management. The loans are due on October 31, 2007 and bear interest at 8%. Wave borrowed an additional $90,000 from one of these lenders on the same terms. Wave has also secured a commitment for $400,000 in loans. We expect to refinance these loans at the end of October or repay them from one or more equity placements, but we have no firm commitment for any capital financing.

Our capital needs are as follows. We anticipate the need of an additional $750,000 through the beginning of 2008 for acquisition of land packages over next quarter, targeting Salt Wash and

Chinle environments, for carrying out detailed property evaluations, and to continue database development. Our second stage of development to begin in 2008 will consist of developing the most promising 3 properties on a joint venture basis  and in demonstrating and developing our database. We expect to require $1 million for this stage including our contributions to the joint venture(s).

The next state will consist of  advanced-stage exploration on 1 or 2 wholly-owned land packages. The cash will range from $4-6 million for work commitments. Mid-term goals relate to targeting activities within blocks of active claims held by Wave. Goals will include tracing of channel systems and sandbodies, condemnation of unfavorable sub-areas, and developing a priority ranking of the properties for formulation of detailed exploration plans. A second mid-term goal is to enlist expertise in favorable environments outside the Colorado Plateau uranium province. Candidate environments include Schwartzwalder- or Pitch-type vein deposits or Wyoming-type roll fronts; the former offers prospect of high-grade ore, the latter a corporate expansion into solution mining for which we are well-equipped.

Final stage will consist of continuation of exploration toward defining ore bodies, and reselling 1 or 2 land packages to scrub portfolio. Our cash requirements for this stage is  $7 million.

Management.

Cady L. Johnson has been Chief Executive Officer and President since June 18, 2007. Since 2003 he has been Principal of GeoLogic VR.  From 1998 to 2003 he was a pilot for Petroleum Helicopters. In 1997 he was a pilot for Papillon Grand Canyon Helicopters.  Dr. Johnson was Senior Project Hydrogeologist for Woodward-Clyde Federal Services from 1991 to 1997. From 1990 to 1991 he was Pilot/Mechanic for Helicopter Services of Nevada, and Associate/Hydrogeologist for Mifflin & Associates from 1986 to 1989. He was Assistant Research Professor at the Desert Research Institute from 1985 to 1986, Senior Hydrogeologist/Geochemist for Coffey & Partners Pty. Ltd. in 1984, a staff consultant for Intera Environmental Consultants in 1983, and a Geologist and Research Geoscientist for Bendix Field Engineering Corp. from 1979 to 1982. Dr. Johnson received a bachelors degree in Geology from Oregon State University in 1976 and a PhD.in  Geology, Hydrology/Hydrogeology from the University of Nevada, Reno. Dr. Johnson is an experienced professional pilot, rotary wing flight instructor and licensed airframe and powerplant mechanic. He is a certified infrared thermographer and certified nuclear testing equipment operator.

Christopher J. LeClerc,, 33, is the Chief Financial Officer of the Company. He is also the President,  Chief Financial Officer and Director of Liska Biometry, Inc. since June 2006. Prior to his employment with Liska biometry he was employed by Andover Brokerage LLC, where he was responsible for a 12-member proprietary trading desk specializing in a wide range of investment strategies. He has been a Director of Business Development and Head of OTC trading at Mercer Partners L.P., a New York-based investment bank and securities underwriter. Previously, he has served as financial consultant and equities trader for Merrill Lynch, M.H. Meyerson and ETG LLC

Wave Nevada has an employment contract with Mr. Johnson dated May 1, 2007 providing for compensation of $60,000 per annum, payable monthly. The agreement is at will. Wave Uranium agreed to issue Mr. Johnson 1,000,000 shares of its common stock, but had not done so as of October 2007.

Wave Uranium has an employment contract with Mr. LeClerc dated June 15, 2007 providing for compensation of $24,000 per annum, payable monthly. The agreement is at will. Wave Uranium agreed to issue Mr. LeClerc 1,500,000 shares of its common stock, but had not done so as of October 2007.

We have additional scientific support personnel who work for us on contract basis.

Principal Shareholders

The names of the current directors and executive officers of the Registrant and holders of more than 5% of the outstanding shares of common stock and the number of shares held and the percentage of the total issued and outstanding Common Stock (the only voting security) of the Registrant owned by each of them are as follows.

Number

Percentage

of Shares

of Shares

Name

Office

Owned(1)

Owned

Cady L. Johnson

President

1,000,000(2)

1.4%

5348 Vegas Drive

Suite 228

Las Vegas, NV 89108

Chris Le Clerc

Chief Financial

5348 Vegas Drive

Officer

1,500,000(2)

2.1%

Suite 228

Las Vegas, NV 89108

Norman Maier

None

40,000,005(3)

57.0%

5348 Vegas Drive

Suite 228

Las Vegas, NV 89108

All officers

  and directors

  as a group  (2 persons)

2,500,000(2)

3.5%

(1)

Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

(2)

Represents shares due to be issued under such individual’s employment contract but not yet issued.

(3)

These shares have been pledged to secure a loan to the Registrant.

Certain Transactions

There have been no transactions with related parties.

Changes in and Disagreements with Accountants

Not Applicable.

Item 9.01.  Financial Statements and Exhibits

 (b) Exhibits

10.4. Wilson Creek Agreement. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 10, 2007

WAVE URANIUM HOLDING

By: Chris LeClerc

     Chris LeClerc

Chief Financial Officer